UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 24, 2006

Turbosonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 24, 2006, we issued a press release announcing that we had privately sold to two institutional investors an aggregate of 1,000,000 shares of our common stock, together with three-year warrants to purchase an aggregate of 500,000 shares of our common stock, exercisable at an initial exercise price of $1.40 per share, for aggregate consideration of $1,150,000. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Exhibits:

Exhibit No.	Description

99.1	Press release issued on April 24, 2006
99.2	Securities Purchase Agreement dated April 21, 2006 among ourselves and two institutional investors (inclusive of Exhibit A and B thereto, being, respectively, a Registration Rights Agreement among ourselves and such investors and a form of Common Stock Purchase Warrant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2006

TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Patrick J. Forde
Name:	Patrick J. Forde
Title:	President, Secretary & Treasurer